UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 7, 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Section 8.01 - Other Events

            On February 7, 2006, the United States Securities and Exchange Commission ("SEC") entered an administrative cease and desist order pursuant to which it found that Cummins Inc. (the "Company") had violated certain financial reporting, books and records and internal controls provisions of the federal securities laws and ordered the Company not to violate those provisions in the future.  The cease and desist order was entered with the Company's consent, and it brought to a close an informal inquiry by the SEC staff that had commenced in January 2003 when the Company disclosed the existence of a potential understatement of its historical accounts payable accounts, which, after a re-audit of the Company's historical financial results, was corrected when the Company filed its 2002 Form 10-K, including restated results for 2000 and 2001, on August 4, 2003.  The SEC did not find that the Company had violated the anti-fraud provisions of the federal securities laws, and the Company will not be required to pay any fine or penalty in connection with the settlement.  The Company cooperated fully with the SEC staff throughout the course of its informal inquiry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2006

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer